FOURTH AMENDMENT TO AMENDED AND RESTATED
                      CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Fourth Amendment") is entered into as of the 31st day of March, 1998 (the "Effective Date"), by and among THOMAS NELSON, INC., a Tennessee corporation ("Nelson"), SUNTRUST BANK, NASHVILLE, N.A., a national banking association ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof and any assignees of SunTrust or such other banks and lending institutions that become "lenders", (SunTrust and such other banks, lending institutions and assignees are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for the Lenders (the "Agent").

                      R E C I T A L S:

     WHEREAS, Lenders, Agent and Nelson entered into an Amended and Restated Credit Agreement dated as of December 13, 1995, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 3, 1996, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 15, 1996, and as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of January 7, 1997 (the "Third Amendment") (as amended or otherwise modified from time to time, the "Credit Agreement"), wherein Lenders agreed to extend certain financial accommodations to Nelson; and

     WHEREAS, Nelson has requested that Lenders consent to Nelson's repurchasing certain of its outstanding debentures and to use proceeds of the Credit Agreement for such purpose, and Lenders are willing to consent to such repurchasing and such use of proceeds, and to modify the application of certain provisions of the Credit Agreement with respect to such repurchasing and such use of proceeds, upon the terms contained herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All defined terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

     2. Debenture Repurchase. As long as no Event of Default exists or is continuing, Nelson may from time to time, at any time prior to November 30, 1999 (the
"Completion Date"), purchase up to $55,000,000 of its outstanding 5 3/4% Convertible Subordinated Notes due 1999 in the total original principal amount of $55,000,000 and dated November 30, 1992 (the "Debenture Repurchase"). Nelson proposes to fund the acquisition of the Debenture Repurchase by utilizing a combination of (a) its working capital and available cash, and (b) borrowings under the Revolving Loan Commitments in an amount not to exceed $35,000,000.

     3. Lender's Consent. Nelson has requested that lenders consent to the Debenture Repurchase as described in this Fourth Amendment, and that, with respect to the Debenture Repurchase only, Lenders consent to modify certain terms and provisions of the Credit Agreement to permit the use of funds by Nelson as set forth in this Fourth Amendment to assist in consummating the Debenture Repurchase. To the extent the requirements of Section 11.04 and/or Section
11.08 of the Credit Agreement are applicable, Lenders hereby consent to Nelson's request with respect to the Debenture Repurchase as described herein. Lenders further consent to borrowings by Nelson under the Revolving Loan Commitments in an amount not to exceed Thirty-Five Million Dollars ($35,000,000) to partially fund the Debenture Repurchase. Nelson shall be entitled to use borrowings under the Revolving Loan Commitments for the Debenture Repurchase only through the Completion Date. After the Completion Date, Nelson shall not be permitted to borrow under the Revolving Loan Commitments for the purpose of the Debenture Repurchase.

     4. Terms of Debenture Repurchase. Nelson hereby covenants with Lenders in connection with the Debenture
Repurchase that the Debenture Repurchase shall be completed on or before the Completion Date, and that the purchase price of the Debenture Repurchase shall not exceed
$60,000,000 in the aggregate.

     5. Section 2.02 of the Credit Agreement. Lenders hereby agree that Section 2.02 of the Credit Agreement is hereby modified to permit the use by Nelson of an amount not to exceed Thirty-Five Million Dollars ($35,000,000) from the funds available under the Revolving Loans to partially fund the Debenture Repurchase. Any borrowing of such funds shall be made in accordance with the Credit Agreement as amended by this Fourth Amendment, including without limitation,
Article III and Article IV of the Credit Agreement.

     6. Consent of Third Parties. Nelson represents and warrants that any and all consents required to be obtained by Nelson in connection with the Debenture Repurchase and the funding of same have been obtained and delivered to Agent.

     7. Fee to Lender. Lenders and Nelson hereby agree that simultaneously with the execution of this Fourth
Amendment, Nelson shall pay to Lenders a fee in the amount of Twenty-Five Thousand Dollars ($25,000) in consideration of Lenders' execution of this Fourth Amendment and the agreements set forth herein.

     8. Future Transactions. Nelson and Lenders hereby agree that the waivers and modifications set forth herein shall apply only to the Debenture Repurchase, shall terminate on November 30, 1999 and shall not extend to any future debenture acquisitions or uses of proceeds that may be contemplated by Nelson without the express written consent of Lenders.

     9. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

     10. Full Force and Effect. Except as specifically amended by this Fourth Amendment, all other terms and provisions of the Credit Agreement shall remain in full force and effect.

     11. No Other Waiver. Except as expressly stated herein, no other waiver of any term or provision of the Credit Agreement shall be inferred or implied.

IN WITNESS WHEREOF, the parties have caused this Fourth
Amendment to be duly executed as of the Effective Date.

                         THOMAS NELSON, INC.

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

ACCEPTED AND AGREED TO:

SUNTRUST BANK, NASHVILLE, N.A., as Agent

By:     /s/ Allen Oakley
        -------------------------------------
Title:  Senior Vice President
        -------------------------------------
Acceptance Date:
                   --------------------------


SUNTRUST BANK, NASHVILLE, N.A.

By:     /s/ Allen Oakley
        -------------------------------------
Title:  Senior Vice President
        -------------------------------------
Acceptance Date:
                   --------------------------

NATIONSBANK OF TEXAS, N.A.

By:     /s/ John E. Ball
        -------------------------------------
Title:  Senior Vice President
        -------------------------------------
Acceptance Date:
                   --------------------------

CREDITANSTALT-BANKVEREIN

By:     /s/ John G. Taylor
        -------------------------------------
Title:  Senior Associate
        -------------------------------------
By:     /s/ Carl S. Drake
        -------------------------------------
Title:  Vice President
        -------------------------------------
Acceptance Date:  April 4, 1998
                  ---------------------------


NATIONAL CITY BANK, KENTUCKY

By:     /s/ Kevin L. Anderson
        -------------------------------------
Title:  Vice President
        -------------------------------------
Acceptance Date:  April 6, 1998
                  ---------------------------


FIRST AMERICAN NATIONAL BANK

By:     /s/ Scott Bane
        -------------------------------------
Title:  Senior Vice President
        -------------------------------------
Acceptance Date:  April 7, 1998
                  ---------------------------

     The undersigned join in the execution of this Fourth Amendment in order to acknowledge their consent to the terms and provisions of this Fourth Amendment and to confirm that the execution of this Fourth Amendment by the parties hereto in no way affects the undersigneds' respective obligations under the Amended and Restated Guaranty Agreement executed as of December 13, 1995 by Word, Incorporated, a corporation organized and existing under the laws of the State of Delaware, PPC, Inc., a corporation organized and existing under the laws of the State of North Carolina, Editorial Caribe, Inc., a corporation organized and existing under the laws of the State of Florida, Morningstar Radio Network, Inc., a corporation organized and existing under the laws of the State of Texas, Nelson Word Ltd., a corporation organized and existing under the laws of the United Kingdom, Word Communications, Ltd., a corporation organized and existing under the laws of British Columbia, Canada, Word Direct, Inc., a corporation organized and existing under the laws of the State of Texas, Word Direct Paratners, L.P., a limited partnership organized and existing under the laws of the State of Texas, The C.R. Gibson Company, a corporation organized and existing under the laws of the State of Delaware, 855673 Ontario Limited, a corporation organized and existing under the laws of Ontario, Canada, in favor of SunTrust Bank, Nashville, N.A., a national banking association, in its capacity as agent for banks and other lending institutions parties to the Credit Agreement and each assignee thereof becoming a "Lender" as provided therein. Each person executing this Amendment on behalf of each of the undersigned is duly authorized to so execute and deliver this Amendment on behalf of each of the undersigned entities.


                         WORTHY, INCORPORATED (f/k/a/
                         WORD, INCORPORATED)

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         PPC, INC.

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         EDITORIAL CARIBE, INC.

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         MORNINGSTAR RADIO NETWORK, INC.

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         C.R. GIBSON (UK) LTD. (f/k/a NELSON
                         MEDIA (UK) LTD.)  (f/k/a NELSONWORD
                         LTD.)

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         NELSON MEDIA (CANADA) LTD.
                         (f/k/a WORD COMMUNICATIONS, LTD.)

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         NELSON DIRECT, INC. (f/k/a WORD
                         DIRECT, INC.)

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         NELSON DIRECT PARTNERS, L.P.
                         (f/k/a WORD DIRECT PARTNERS, L.P.)

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         THE C.R. GIBSON COMPANY

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------

                         855763 ONTARIO LIMITED

                         By:      /s/ Joe L. Powers
                                  ---------------------
                         Title:   Executive Vice President
                                  ---------------------